AMENDED[1]JOBS ACT / REGULATION A, AS AMENDED - OFFERING CIRCULAR[2]
THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION AND THE STATE OF GEORGIA -
OFFICE OF THE SECRETARY OF STATE - SECURITIES AND CHARITIES DIVISION DO NOT
PASS UPON THE MERITS OF OR GIVE APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS
OF THE OFFERING, OR PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING
CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO
AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION AND PURSUANT TO REGISTRATION
WITH THE STATE OF GEORGIA; HOWEVER, NEITHER THE COMMISSION NOR THE STATE OF
GEORGIA HAVE MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED
HEREUNDER ARE EXEMPT FROM REGISTRATION.[3]
Issuing Company: Southern Tier Region Rural Broadband Company, Inc.
Issuers Representative: Tony Ramos, President
2426 L'Enfant Square, SE - Suite 700
Washington, D.C. 20020
202-642-5238 - tramos@urbroadband.com
DATE OF OFFERING CIRCULAR: April 12, 2017
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALES TO THE PUBLIC: UPON
APPROVAL[4]
DESCRIPTION OF SECURITIES: $6,000,000.00 common/voting shares / Tier 1
Regulation A
MATERIAL RISK: THE COMPANY HAS NO OPERATING HISTORY. SEE OTHER RISKS SHOWN IN
THIS OFFERING CIRCULAR.
MITIGATION OF RISK FACTOR: THREE-DAY RIGHT OF WITHDRAWAL AFTER SIGNING OF SALES
CONTRACT
UNDERWRITERS: none.
DISTRIBUTION SPREAD TABLE*
Price to public
	Underwriting discounts and commissions*
	Proceeds to Issuer or to other persons per unit
	Termination date
	Total maximum securities offered
	Total minimum securities offered
	$1.50 per share[5]
	None[6]
	100% to Issuing company[7]
	One year after last qualification date
	4,000,000
	3,300
	*Per Model B instructions, investors are advised as follows: as of the date of qualification by the SEC and the State of Georgia, the Issuer has not retained any affiliates, or other authorized third-party sellers, to whom commissions would be paid, and therefore, no cash or any other commissions would be paid as of that date. That said, the Issuer will seek such affiliates as they become known, and, upon the retainer of any, or of any underwriters or others who may sell these securities consistent with the new JOBS Act rules for this exempt offering, this Offering Circular will be amended, and, should it have been already provided to any potential or real investors, will be provided to them as amended, and will also be posted on the Internet with the original Offering
Circular at www.urbroadband.com.


TABLE OF CONTENTS - FORM 1-A, AS AMENDED BY NEW REG. A


TABLE OF
CONTENTS.......................................................................
.........................i-ii
I . INTRODUCTION - FORWARD-LOOKING
STATEMENT DISCLAIMER AND OFFERING SUMMARY..........................1-14


II. ITEM 1. SUMMARY INFORMATION,
RISK FACTORS AND
DILUTION.......................................................................
........15-22


III . ITEM 2 . PLAN OF DISTRIBUTION....................22-24


IV. ITEM 3 . USE OF PROCEEDS TO ISSUER...25-26


V. ITEM 4 . DESCRIPTION OF BUSINESS .........27-32


VI. ITEM 5. DESCRIPTION OF PROPERTY............32


VII . ITEM 6 . DIRECTORS, EXECUTIVE OFFICERS
AND SIGNIFICANT EMPLOYEES...33-35


VIII . ITEM 7 . REMUNERATION
OF DIRECTORS AND
OFFICERS...........................................................36


IX . ITEM 8 . SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN SECURITYHOLDERS .........36-38



X . ITEM 9. INTEREST OF MANAGEMENT
AND OTHERS IN CERTAIN TRANSACTIONS...38-42


XI .ITEM 10 . SECURITIES BEING OFFERED..42-48




i




XII . ITEM 11. THIRD-PARTY
SELLERS........................................................................
48


XIII. ITEM 12. COMPLIANCE - FOREIGN INVESTMENT AND
        NATIONAL SECURITY ACT OF
2007....................................................................48


XIV. ITEM 13. ANTI-MONEY LAUNDERING &
       REPORTING OF SUSPICIOUS
ACTIVITY........................................................49-50


XV. ITEM 14. REQUEST FOR
       GEORGIA AND
       SEC
QUALIFICATION..................................................................
............................50


XVI . ITEM 15. BOARD OF DIRECTORS

CERTIFICATION..................................................................
.............................50-51










































ii




I . INTRODUCTION


A .  FORWARD-LOOKING STATEMENT DISCLAIMER



This Offering Circular relates to the offer and sale of up to $6,000,000.00 in JOBS Act Regulation A - Tier 1 common voting shares at the price of $1.50.00 per share, to be issued by Southern Tier Region Rural Broadband Company, Inc. (hereinafter, STR). Our parent company, Rural Broadband Company, Inc. (hereinafter, RBC), owns and operates a web-based investment platform (hereinafter, the platform) on which we conduct our business. Our principal offices are located at 1050 Connecticut Ave., NW, Suite 500, Washington, D.C. 20036. The phone number for these offices is (202) 462-5238. Our platform is accessible at www.urbroadband.com.

This forward-looking disclaimer is governed by 15 U.S.C  78u-5(c).


Our statements in this offering circular may contain forward-looking statements. Such statements relate to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," or "target." Forward-looking statements by their nature address matters that are, to different degrees, uncertain, including expected cash and non-cash charges, expected income, earnings per share, revenues, organic growth, margins, cost structure, restructuring charges, cash flows, return on capital, capital expenditures, capital allocation or capital structure, and dividends.
For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include obtaining (or the timing of obtaining) any required regulatory reviews or approvals, our ability to reduce costs as we execute on our installations, changes


1


 and/or variations in law, economic and financial conditions, the impact of conditions in the existing served broadband market and variable conditions that may affect the user adoption rate for broadband in the unserved areas where we plan to make our installations.
Further uncertainties may include our ability to maintain a credit rating and the impact on our funding costs and competitive position if we do not do so, the adequacy of our cash flows and earnings and other conditions which may affect our ability to pay a dividend or to repurchase shares, which may be affected by our cash flows and earnings, and other factors.
Other uncertainties may include, our ability to convert pre-order commitments into orders, the price we realize on orders since commitments are stated at list prices, customer actions or developments such as cancellations and other factors that may affect the level of demand and financial performance of the customers we serve, the effectiveness of our risk management framework, the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, including the impact of regulation and litigation, our capital allocation plans, as such plans may change including with respect to the timing and size of share repurchases, acquisitions, joint ventures, dispositions and other strategic actions, our success in completing, including obtaining regulatory and zoning approvals.
Further, uncertainties may limit our success in integrating acquired businesses and operating joint ventures, our ability to realize anticipated earnings and savings from transactions, acquired businesses and joint ventures, the impact of potential information technology or data security breaches, and the other factors that are described throughout this offering circular. These or other uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.
Our public communications and SEC filings may include certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.
2


The securities offered herein are speculative securities. Investment in the securities involves significant risk, and you are required to hold your investment for a definite period of time. You should purchase these securities only if you can afford a complete loss of your investment.

No Federal or State securities commission has approved, disapproved, endorsed, or recommended this offering. You should make an independent decision whether this offering meets your investment objectives and financial risk tolerance level. No independent person has confirmed the accuracy or truthfulness of this disclosure, nor whether it is complete. Any representation to the contrary is illegal. Furthermore, these authorities have not passed upon the accuracy or adequacy of this offering circular. Any representation to the contrary is a criminal offense.

This offering circular contains all of the representations by the company concerning this offering, and no person shall make different or broader statements than those contained herein. Investors are cautioned not to rely upon any information not expressly set forth in this offering circular.


In making an investment decision investors must rely on their own examination of the company and the terms of the offering, including the merits and risks involved.


The securities being offered have not yet been qualified under Federal or State law. We plan to qualify our offering, initially, with the State of Georgia, as a qualifying State, so that our offering with the Securities and Exchange Commission may be qualified as a JOBS Act - Regulation A - Tier 1 Offering. We plan to require any third-party sellers to prove to investors, their registration to and qualification to sell these securities in other States, as allowed by the regulations that govern this offering. We may also, as the Issuer, offer or sell the offered securities in other States or the District of Columbia in reliance on exemptions from the registration requirements of those States or the District of Columbia.


3






No person has been authorized to give any information or to make any representations other than those contained in or incorporated by reference in this offering circular, and, if given or made, such information or representations must not be relied upon as having been authorized by us.


Our website at www.urbroadband.com and our corporate blog located thereon, as well as our Facebook page and Twitter accounts, contain a significant amount of information about our companies and projects. We encourage investors to visit these websites from time to time, as information is updated and new information is posted.


B .OFFERING CIRCULAR SUMMARY

This summary highlights information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all of the information that you should consider before investing. You should carefully read the entire Offering Circular, especially concerning the risks associated with the investment in the securities covered by this Offering Circular discussed throughout this document. We use the term STR to refer to Southern Tier Region Rural Broadband Company, Inc., a New York corporation. As indicated above, some of the statements in this offering circular are forward- looking statements.
This Offering Circular relates to the Offering of up to $6,000,000.00 in common voting shares at the offering price of $100 per share.








4
Our business originally formed in order make application for Federal grant funding for rural broadband in 2009. We are a group of companies that seeks funding from government procurement opportunities, that is grants and bids, at the Federal and State levels. With the advent of the JOBS Act, in 2013, we added private equity funding to our portfolio of funding sources. Upon funding, we seek to use the proceeds from those sources to build broadband infrastructure in what is known as the unserved rural census blocks and other such areas, in the rural United States.
We made STR a formal company, after passage of the JOBS Act. Thus, upon its effective date in 2013, we registered STR under JOBS Act, Rule 506, with the filing of Form Regulation D, with the Securities and Exchange Commission (hereinafter, the SEC).
In 2015, the SEC made applicable the second of three JOBS Act offering opportunities, Regulation A, anecdotally known as Reg. A +. With the opening of Reg. A +, we made our application to the SEC. STR has been notified by the SEC that, upon qualification by a State, as required under the Reg. A + Tier 1 rules, the SEC application will be qualified.
According to the Federal Communications Commission (hereinafter, the FCC), there are a minimum of 84,000 census blocks that are unserved for broadband in the rural United States. There are currently more than 6 million people living in the rural United States. Thus, the task is quite large.
Because certain rules concerning exempt limited offerings and transactions govern the exemption, we started our Rule 506 JOBS Act offering with a one class/one price format of $100 per share/common voting stock. For consistency, we carry that scenario into our JOBS Act Reg. A + offerings, including in this offering circular.
When considering the extensive recitation as to forward-looking statements shown above, as well as other significant risk factors discussed throughout this offering circular, including in this summary, we in any investment contract, a 3-day right of withdrawal clause.


5


Investing in STR is not without risks, and there is no guarantee of a return on investment. The investment contract gives us the sole discretion in applying any amounts that we receive from an investor. If we become subject to a bankruptcy or similar proceeding, a holder of a security will have a general unsecured claim against STR that may or may not be limited in recovery.
The intended focus of our business is the last mile rural broadband interconnector sector, restricted to census blocks that are deemed unserved for broadband by either the FCC, or any other Federal agency or Department, or any State, or as result of any survey that we may conduct where evidence suggests that, despite not being on any Federal or State map, there is no broadband in certain census block areas.
Proceeds from the investments typically will be applied towards the installation, first, of the connector or middle mile infrastructure. The last mile refers to not the actual last mile, but more to the anecdotal, as if crossing the finish line in a drawn out process. The last mile is, basically, the last part of the outside infrastructure, say on a residence. For those who have cable of fiber in their home, the last mile is where the connection box on the outside of the home is located. For those who have a wireless connection, the last mile is where the receiving device is placed on the home to receive the wireless signal from, say, a cell. tower. For those homes that have satellite, the last mile is basically the dish that is bolted to the home. Our systems may include components of wireless or cable or fiber as a last mile interconector company.
The last mile interconnects with a middle mile infrastructure. That is the infrastructure that is, for example, in a cable/fiber system, running along the right-of-way out by the sidewalk on a residential street. In a satellite connection, the middle mile starts at the satellite. With wireless, the middle mile starts at the place where the wireless signal is sent to the residence, and could be a cell. tower, a sending radio bolted to a mast to a barn, or a silo on a farm, as examples.
Interconnector companies like STR do not provide actual program content to residents. Residents are free to purchase all manner of retail convenience products and services


6


that make modern life on the Internet more satisfactory. Thus, residents can sign up with their own email accounts, or use, for example, gmail. While STR will provide streaming video equipment, and provide a consumer choice as to what any customer may want to watch, from Netflix, Hulu, Crackle, HBO or any of the others, STR does not provide content shows or any other streaming service. Such distinction keeps separate the key function of the interconnector sector, infrastructure, from the Broadband Internet Access Service (hereinafter, BIAS) service provider sector, typically the local cable company, or, as indicated, streaming video companies. This specific BIAS definition was expanded in the FCCs most recent open Internet rules.
In the second instance, proceeds from the investment will be applied towards the installation of outside infrastructure components at the homes and residences of customers. This function is much like installing the cable box or satellite dish on the outside of the home, but instead using, in some instances, wireless radios that have been approved by the FCC under a technology called white space. In other areas, however, more traditional wireless technology, known anecdotally as microwave will be utilized, in each case depending on the terrain, among other factors.
In the third instance, proceeds from the investment, will be applied for the purchase and installation of the kit inside the home. The kit is basically the same, at this stage of the installation, as with any other residential service, and investors can compare what is in their own homes with our projected system service. It will include broadband, T.V., and a smartphone service component. The kit includes a tablet device, a router for indoor WiFi, a streaming video kit for T.V., and an app. that synchronizes the residents smartphone account with a voice-over-Internet-Protocol account (VoIP), so that the user can use the smartphone at home, where there typically is no cell. service.
Finally, proceeds from the investment will be applied for customer acquisition and retention, sales and service. In this regard, advertising will likely mirror what any consumer views on the T.V. at any time with the broadband and phone companies. Making sure that a professional customer service and installation and repair team are in place will be major factors towards achieving customer acquisition. Customer satisfaction ratings must be a # 1 priority.


7
In order to achieve the investment proceeds, we will utilize the services of professional third-party sellers. The Reg. A + rules allow for such sellers that include underwriters, brokers, dealers, sellers and finders. The rules provide guidance on cover contracts that must be signed by STR and the third-party sellers. The cover contracts require certain disclosures, including commission rates, that must be made public by posting of the contracts on the SECs electronic filing system, called EDGAR. Some components, like commission rates, must be, and will be posted on the cover of this offering circular, once such sellers are retained.
We anticipate retaining such third-party sellers upon qualification. Those sellers must satisfy registration requirements of any State in which they will be selling. Reg A + allows for $6 million of the $20 million Tier 1 offering amount to be sold by third-party sellers. Upon qualification, STR will only sell through the third-party sellers, although the Issuers representative, Mr. Ramos, will be available to meet with prospective investors in order to discuss and provide more detail as concerns the contents of this offering circular.
We have applied for qualification in the State of Georgia. Such third-party sellers will be registered in other states. Such sellers, and also STR in the future, my register this offering with the securities regulators through the North American Securities Administrators Associations (NASAA) Coordinated Review Program for Regulation A - Tier 1 Offerings. In addition, STR may also apply for registration in States not covered by the NASAA program, like the State of New York. We may also offer or sell the securities in other states in reliance on exemptions from registration requirements of the laws of those states. These may include registration requirements known as registration by notification. We do not, and will not, make any general solicitation or advertisement of this offering in any jurisdiction that this offering is not registered by qualification or by notification.
This offering is to be conducted by the third-party sellers. In the case of underwriters, at the time of their retainer, such will be retained on either a take and pay basis, or on a best efforts basis, both as allowed by the JOBS Act regulations. We will pay a


8


commission or other remuneration to the the third-party sellers. In the future, we may conduct separate offerings of the remaining balance of the $20 million offering, or $14 million, under JOBS Act , Regulation A, Tier 1, and otherwise in compliance with federal and state registration requirements.
This Offering Circular relates only to the offer and sale of $6 million of common/voting shares at the price of $100 per share. There is no other class of shares, and no other asking price. Although shares are being offered at the asking price of $100 per share, market conditions and the efforts of third-party sellers will ultimately determine the selling price of shares to any individual investor.
The table below identifies general information about the breakdown of the proceeds. As an approximation, the scenario presents a hypothetical project area of 1,500 homes that are in contiguous unserved census blocks, where the middle mile interconnect co-location point is also contiguous to those blocks. In general, we consider the last mile and customer install equipment inside the residence, together, for an average of $3,000.00 per residence just to be able to activate service, or $4.5 million, of the $6 million. In order to serve those 1,500 homes, we will need to install a minimum of 20 middle mile transmitters, to receive the signal from the middle mile broadband connection, and then transmit it to the last mile receiver at the residence. Based upon an install already completed, we can approximate a sunk cost expenditure, per location of $4,500.00, or $90,000.00 for the 20 sites.
For those 20, locations, in order to be able to provide broadband speeds that are in compliance with general guidelines and also established rules in some states, but typically with a capacity of no less than 100 mbps, our wholesale costs will be $1,200.00 per month, per location, with a minimum of a three-year wholesale contract, so as to be prepared for full service as each residence comes online, or $518,400.00. The remaining proceeds, as noted generally on the table below, will be applied to the customer acquisition and retention components, including significant advertising and loss leader component offerings to new customers, as well as rents on sending radio sites and, of significant importance, user adoption rate and customer service programs and services.


9


TABLE OF PROJECTED USE OF PROCEEDS TO BE APPLIED
$6 MILLION PROCEEDS


Item
	Use and costs
	Totals
	Middle mile
	Middle mile site: a location, like a barn, or a silo, or a rooftop of a commercial building. Must be a location where broadband already exists, or is nearby, where the middle mile provider will provide a short extension of the line to our location. Costs include the cost of the equipment that receives the broadband signal from the broadband carrier, and then sends it to the residence, plus installation, insurance and initial development contract with location owner. Total cost: $4,500 per site. 20 sites = $90,000.00




















10
	$90,000.00
	Middle mile
	Wholesale broadband service: typically with a per customer capacity of no less than 100 mbps, our wholesale costs will be $1,200.00 per month, per location, with a minimum of a three-year wholesale contract, so as to be prepared for full service as each residence comes online, or $518,400.00.
	$518,400.00






















	Middle mile
	Rent for the 20 middle mile sites, including insurance and costs of incentives to landowner, like a dedicated broadband account at no charge. Based on an average of $7 per customer account on the middle mile radio, 80 customers per middle mile radio, for three years:403,200.00
	$403,200.00
	Last mile and customer install equipment - 1,500 residences
	An average of $3,000.00 per residence just to be able to activate service, or
$4,500,000.00 million


11
	$4,500,000.00
	Customer acquisition and retention
	Pop up retail store, The Shop in project areas, like the Apple Store for customer sign up, pick up of gadgets for inside the home or replacements, technical support, billing assistance, customer changes to accounts, and customer apparel and community events: Rent: $1,000.00 per month for 36 months, $36,000.00, customer service retail person: $15 per hour, seven days a week for 12 months, $22,000.00, The Shop technical support staff, live staff during peak hours, then phone/chat response service 24/7: $1,500 per week for 12 months, then phone/chat in the service area for 24 months: $36,000.00. Three stores:
$282,000.00.
	$282,000.00
	Total


	$5,793,600.00


Investors, as well as regulators, are free to draw upon comparisons with their own monthly residential broadband packages for data, T.V., phone, and streaming video, as well as any peripherals, like upgrades for speeds, or for WiFi gadgets to be added to the monthly bill.
For our systems, streaming video is a feature that has significant consumer appeal. Without deciding, or indicating any set market price per month for service, and taking
12


the above amounts as sunk costs, and including providing the kit package that will deliver in-home WiFi for data, streaming video with a minimum of two prepaid programming services of the customers choice, plus Skypes app. service that syncs the customers smartphone account and features to our system, for a seamless smartphone service where it did not exist before, we estimate a conservative monthly net gain, per customer of $100 per month, or $1,800,000.00 per year, or approximately 45 months for a full return on investment time period.
In the event a Customer fails to make payment on a due date, we have the option to pursue various remedies. When considering that folks in the unserved areas will be achieving broadband in the home for the first time, however, our policy will be to keep the customer instead of cutting the service. In extreme cases, therefore, remedies could include, for example, imposing a late charge (equal to the lesser of (i) 4% of the unpaid payment amount or (ii) the maximum amount permitted to be charged under applicable law), or charging interest at a default rate (equal to the lesser of (i) 20% per annum or (ii) the maximum rate permitted to be charged under applicable law). Most broadband providers also charge a disconnect and equipment return fee. Our research has indicated, however, that the costs of acquiring a new customer, then disconnecting, then reconnecting, may not be worth the effort of disconnecting. For these reasons, we will want to do everything possible to avoid a disconnect.
Any and all collection proceeds we receive will be applied (i) first, to all costs and expenses of any nature whatsoever incurred by STR for the maintenance, preservation, defense, protection, sale, other disposition, collection, including without limitation court costs and reasonable attorneys fees, expenses (including those associated with the defense or any related action, claim or demand) and disbursements, (ii) second, to accrued and unpaid amounts owed, and (iii) third, to any further disconnect and equipment pick up costs.
The statement of cash flow set forth below with respect to the period from October 16, 2015 to December 31, 2015, based on a calendar year reporting, is derived solely from STRs banking statements, are not audited, and have not been reviewed by any person


13


in the bookkeeping or accounting sectors. The amounts, as shown are very small, and reflect only investment proceeds from JOBS Act / Rule 506 investors, and were made for the purposes of developing a project area in the STR project area. Further, and importantly, STR, as indicated above, was formed specifically to qualify for JOBS Act / Rule 506 opportunities, and therefore, only in the year, 2013. Prior to its formation for this purpose, however, the project areas in the Southern Tier region that were made a part of government procurement funding applications, were funded by private companies who paid fees for completing and processing grant applications.
The project for which, therefore, the limited funds were invested, called Hot Bing, refers to a rural city sidewalk public WiFi project in the City of Binghamton, New York. The project is a public/private community effort with some of the larger businesses in the city contributing to the costs, and local State, County and City government offices making contributions in kind, but also in payment for services that can be obtained by using the system, like finding a parking spot for a hockey game. The project is still under development. The previous government procurement funding projects throughout the Southern Tier, would, therefore, be the beneficiaries of the funding proceeds by investors.


Statement of Cash Flows
For the Period 10/16/2015 to 4/12/2017


Cash flow from operating activities - net income
      -2,936.10

Cash provided by/used in operating activities
        -2,936.10


Net increase in cash
                       -2,936.10


Cash at hand on March 25, 2016
                          0
..






14








	II.
ITEM 1. SUMMARY INFORMATION, RISK FACTORS, RISK MITIGATION FACTORS, DILUTION AND MATERIAL DISPARITIES
        A. Summary Information:


This Regulation A opportunity is for what is called the interconnector sector of the broadband infrastructure industry. This sector provides the system whereby broadband Internet access service (BIAS) providers, as currently defined by the FCCs new Open Internet rules, sell their retail services to customers. These are companies like Netflix, Hulu, Crackle, YouTube, Apple TV, as well as the traditional content providers, like Comcast and Time Warner Cable.


This project is limited to unserved and underserved rural areas of the United States, and provides such interconnector infrastructure for homes, businesses, and rural cities.






        B. Risk Factors:


1. Statements of future forecasts, projections and expectations are not statements of returns on investment;


2 . Market penetration may not be immediate;


3 .  Zoning issues may delay the start of parts of the project;


4. Attracting broadband providers to a carrier-neutral environment could result in initial limited user expansion;






15


5 . Local government needs could accelerate adoption, at a short term financial loss;


6 . The Company has no operating history;


7 . Sales of shares will be restricted in accordance with Regulation A, as amended, effective June 19, 2015;

8 . Technology choice: the primary technology choice for this project is white space infrastructure technology. This technology was authorized by the U.S. Federal Communications Commission (FCC), in 2012, and thus, there is limited data on a national rollout of this technology at the present time. This project would be among the first for a consumer-ready rollout of the technology infrastructure;


9 . There is an absence of profitable operations in recent periods;


10 . There is no current, defined method for determining market price for the service, as the service has, as of yet, not had a commercial rollout;






















16






11. the project has not yet been completed and, accordingly; has no operating history. The company, therefore, has no operating history of earnings and its operations will be subject to all of the risks inherent in the establishment of a new business enterprise. Accordingly the success of the business is completely dependent upon financial, business, competitive, regulatory and other general factors affecting the rural broadband interconnector sector in general as well as prevailing economic conditions;[8]


12. although, under Regulation A securities are unrestricted, there is, for this offering, no opportunity to achieve control securities;[9]





































17




        C . Risk Mitigation Factors:


                l . 3-day right of withdrawal - the cooling off period


STR provides here some background on this contractual option.


When beginning its JOBS Act research under Section 506,[10] WGR reviewed the registration requirements, in survey form, of a number of States. Its survey showed that, although cancellation of any contract made is frowned upon, in fact, by law, or by voluntary action, some may be cancelled. This cancellation right is also known, anecdotally as a cooling off period.


STR's surveys also showed that, with respect to securities contracts, there is either no cooling off period or there is a range of from one to as much as five days. STR found three days to be the average.


Taking this average into consideration, STR has adopted it for its sales contracts.


STR's anticipated Blue Sky qualification is in the State of Georgia.


The State of Georgia has a right of cancellation for some contracts, and such is a three-day right. The cancellation of securities contracts, however, for the State of Georgia, is not among the ones to which the three-day right applies.Thus, STR's subscription agreement exceeds the requirements of Georgia law.














18


The federal Electronic Signatures in Global and National Commerce Act (ESIGN) and similar state laws, particularly the Uniform Electronic Transactions Act
(UETA), authorize the creation of legally binding and enforceable agreements utilizing electronic records and signatures. ESIGN and UETA require businesses that want to use electronic records or signatures in consumer transactions to obtain the consumers consent to receive information electronically. See, also 15 U.S.C. 96.


Upon an election within the 3-day 'cooling off' period, investor funds will be returned to the investor, by the escrow agent, minus any fees and costs earned and incurred that are authorized by the escrow agreement as approved by State of Georgia law.


Further, the investor is advised that no shares will be issued to the investor by the Issuers representative until such time as the Issuer receives confirmation from the escrow agent, after the 3-day period, that the investor has not made the election to withdraw.


Finally, the investor may choose to waive the 3-day withdrawal period, by signing the form shown below that will become a part of the shares purchase agreement:




WAIVER OF 3-DAY RIGHT OF WITHDRAWAL


I, (investor) hereby advise the escrow agent and the Issuer of, Southern Tier


Region Rural Broadband Company, Inc., that I waive the 3-day right of withdrawal as stated on the shares purchase agreement.


In other words, I wish for the purchase to be effectuated on the date of the shares purchase agreement, which is also the date on which payment for the shares is made.








19


To make clear, therefor, I wish to have my shares issued to me on the date that the escrow agent confirms to the Issuer that my funds have cleared.


I HEREBY WAIVE THE 3-DAY RIGHT OF WITHDRAWAL


________________________
Investor


________________________
Date




2. Meetings with the Issuers representative on matters outside the offering circular and offering statement:


Investors should rely solely on the information contained in Form 1-A, this offering circular and offering statement as concerns the investment opportunity.


3. stock class: not restricted;


4 . distribution: shares to land in the hands of the investor as of this offering, consistent with third-party seller classification.















20











D . Dilution:


The dilution formula that is utilized is taken from the administrative code of the State of Florida. After a survey of various dilution calculations from industry, as well as research among different State Blue Sky laws, we found that Floridas formula, as specifically codified, offers the best transparency by which to calculate dilution.


Florida Rules and Regulations of the Financial Services Commission and Office of Financial Regulation -
69W-200.001 Definitions...(13)
Dilution for purposes of paragraph 69W-700.015(2)(b), F.A.C., shall be determined by subtracting the maximum sales commissions and expenses set forth in the prospectus from the gross proceeds of the offering and adding the net worth prior to the offering. Divide this sum by the total number of shares to be outstanding at the conclusion of the offering to determine book value. Subtract the book value from the proposed offering price and divide the result by the proposed offering price to arrive at the percentage of dilution. For the purpose of calculating dilution or book value, intangible assets such as patents, copyrights, franchises, trademarks, operating rights and goodwill are deducted from total assets.


Dilution Formula:


NP = Gross Proceeds minus Maximum Sales Commissions and Expenses
NW = Net Worth prior to the offering
TS = Total Number of shares to be outstanding after a successful offering BV = Book Value
OP = Offering Price
Example:
                           NP + NW
                          ________  = BV TS

OP  BV
                         ________  =   Dilution
                         OP






21



                E . Material disparities:


There is no material disparity between the public offering price and the effective cash cost to officers, directors, promoters and affiliated persons as of the time of this offering circular, and there has been none in the past three years.


Further, the Issuers representative, and its officers and directors, which includes the Issuers representative, do not anticipate any such material disparity, or discount.


With respect to promoters and affiliated persons, because this Regulation A offering is based upon new rules, made effective on June 19, 2015, the Issuers representative was unable to locate any such persons as of the effective offering date of this offering circular, which is also June 19, 2015. This being said, in the event such persons do begin to hold themselves out as promoters or affiliates, and are so qualified, the Issuer intends to utilize the services of such promoters and affiliates and will amend this Offering Circular, as required by the Regulation A rules, as amended, in a timely manner, or with withdraw same and file a new one, consistent with said rules.




III.


ITEM 2. PLAN OF DISTRIBUTION - ALL SALES TO LAND IN THE HANDS OF THE INVESTOR


                A . Underwriters:


For this initial filing, there is only a primary distribution, with all shares to land in the hands of the investor directly from the Issuer.


There are no underwriters on this offering as of the potential date of first public sale, April 12, 2017In the event, however, that underwriters do begin to take








22


business under this new, amended Regulation A offering opportunity, the Issuer intends to seek out and retain such for this offering.


In that event, and at that time, the Issuer intends to utilize the services of such underwriters and will amend this Offering Circular,[11] as required by the Regulation A rules, as amended, in a timely manner, consistent with said rules.


        B . Discounts and commissions:


There are no agreements for discounts and commissions as of the potential date of the first public sale, June 19, 2015, because there have been no promoters, underwriters or affiliates yet retained.


In the event, however, that such persons are retained under this new, amended Regulation A offering opportunity, the Issuer intends to allow for such discounts and to pay to such persons such amounts as may be reasonable and allowed by the new rules for Regulation A, as well as by any such voluntary or required groups, organizations or agencies that may provide for regulation and licensing of said persons.


In that event, and at that time, the Issuer will amend this Offering Circular, as required by the Regulation A rules, as amended, in a timely manner, or withdraw this one and file a new one, consistent with said rules.[12]




C. Plan of distribution:


As of the date of the filing of this first Regulation A offering circular for this project, such is limited to primary distribution only, with all shares landing in the hands of the investor directly from the Issuer and the Issuers representative.




23


As of the potential first offering sale date, and only upon successful upload to the SEC for registration, and if those two are not the same, upon the completion of the latter, there will be no secondary offering agreements, contracts, or any other relations with any persons or companies for other than primary sales.


D.  No shares offered or sold on account of securities holders:


Consistent with Item 2. C, above, all shares will be sold upon issuance only from the Issuer and to land in the hands of the investor.


                E. No restrictions on amount of funds raised up to Regulation A limit, and therefore, no return of funds issue, no underwriters:


1 . no restrictions: all sales are primary in nature, and will land in the hands of the investor directly from the Issuer.


There are no arrangements with any persons, by the Issuer, or the Issuers representative for any return of funds,[13] other than those as stated herein with respect to the 3-day right of withdrawal, and except as to the Tier 1 funding cap of $20 million.


The existence of the Tier 1 funding cap, however, is not a restriction as to the return of any funds for this offering,[14] as any funds raised,[15] up to and including the funding cap limit, will be used for project implementation;


2 . No underwriters: as there are no underwriters, there will be no delay in payments.




24




IV.


ITEM 3 . USE OF PROCEEDS TO ISSUER


A . Intended use of net proceeds:


All proceeds will be utilized to effectuate the implementation/install/operational activation of large scale rural broadband inter-connector infrastructure, utilizing, primarily, white space technology, with co-location for backhaul, as well as the integration of streaming video capability.




B . Statement as to use of actual proceeds:


All proceeds will be utilized to effectuate the implementation/install/operational activation of large scale rural broadband inter-connector infrastructure, utilizing, primarily, white space technology, with co-location for backhaul, as well as the integration of streaming video capability.


All funds will be sufficient, consistent with budget scaling of the amount of investments, so as to accomplish project goals. For example, if X amount of funding is achieved, then Y amount, or sections, of a given project area can be fully built out and made operational.




C . No other funds to be used:


        There are no other funds that would be used in conjunction with any proceeds.






D . No proceeds to be used to discharge indebtedness:


The project carries no debt, and therefore, no proceeds would be used to discharge any indebtedness.




25


E . No proceeds to be used to acquire non-project assets:


With the exception of assets acquired in the ordinary course of business for the project, there will be no other use of the proceeds.


        F .  Reservation of right to change use of proceeds:


The issuer reserves the right to change the use of proceeds provided that such reservation is due to certain contingencies which are adequately disclosed.


For example, the project may require the purchase of small and insignificant tracts of real estate for the purposes of positioning hardware, or structures upon which to mount such hardware. Or, for co-location purposes, the project may require the long-term leasing of space on certain rooftops, again for the purposes of providing relay connector hardware to the project area.


In all instances, however, the project plan is to avoid either the purchase of any real estate or the necessity of establishing such rooftop links. In other words, one of the primary project goals is to have access to broadband Internet service utility connections that are a part of the location of the sending radios, or in very close proximity to such. In this manner, significant costs of such real estate and other co-location items may be avoided, and thus, budget kept more efficient.


G. Compliance with 17 CFR 230.251[16], as amended:


The Issuing company/applicant has no plans and no business plan, or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person.








26




V.


ITEM 4 . DESCRIPTION OF BUSINESS


        A . Business done and intended to be done:


The project has consisted of the origination, organization, design and development of a large-scale rural interconnector infrastructure that will bring Internet service to unserved areas of rural America.


Such business has been conducted over a period in excess of five years.


The business to be done consists of utilizing the proceeds to implement, fulfill, and make operational, such infrastructure in a defined project area.


B . The principal products produced and services rendered and the principal market for and method of distribution of such products and services:




The principal product produced consists of a consumer-ready kit that brings full Internet service to the unserved areas of rural America. The Federal Communications Commission (FCC), for example, has identified 84,000 unserved census blocks in rural America.[17]


The kit concept was originated by the parent company[18] in order to create a defined, consumer-ready project plan that can be scaled from a small, to a massive project size, depending on funding.


The principal service that would be provided consists of the permanent operation of the kit over the entire rural American landscape.[19]


27


C . The status of a product or service, if the issuer has made public information about a new product or service which would require the investment of a material amount of the assets of the issuer or is otherwise material:


The issuer has made public the product by making JOBS Act, Rule 506 notifications on the Internet. The principal service is identified on the main project website, at www.urbroadband.com.

Thus, there are no investment proceeds which would require such new information, and saving, therefore, the proceeds for use in project implementation.


D . The estimated amount spent during each of the last two fiscal years on company-sponsored research and development activities determined in accordance with generally accepted accounting principles:


The company has spent all of its time during the past eight fiscal years on research and development activities.




E . The estimated dollar amount spent during each of such years on material customer-sponsored research activities relating to the development of new products, services or techniques or the improvement of existing products, services or techniques:


For largely proprietary reasons, the company has avoided such spending, and will continue to avoid such, for those same reasons. Further, both the FCC and th United States Department of Agriculture, among other Federal and State agencies, have extensive public information available on this issue.













28
F . The number of persons employed by the issuer:


For purposes of cost control, the Issuer maintains no staff of employees.


All persons who are employed on the project are consultants and others with specialized knowledge, who work for themselves, or for outside companies.


Further, the project anticipates little employment because most of the work to be performed, in terms of install and the like, must be done by the original equipment manufacturers (OEM), or by contractors employed by them for that purpose.


This being said, a staff of customer support personnel, to relay messages for customer issues, will be retained upon funding.


Further, a staff of computer-related personnel, for the purposes of media, social media, community outreach and the like will be maintained for the project.



G . The material effects that compliance with Federal, State and local provisions which have been enacted or adopted regulating the discharge of materials into the environment, may have upon the capital expenditures, earnings and competitive position of the issuer and its subsidiaries:


None.


H . Distinctive or special characteristics of the issuers operation or industry which may have a material impact upon the issuers future financial performance:


1. dependence on one or a few major customers or suppliers (including suppliers of raw materials or financing):


None;




29


2 . existence of probable governmental regulation:


the interconnector sector for broadband is not a part of the FCCs recent Open Internet rules. This said, to the extent that broadband Internet access service
(BIAS) provider retailers will sell their services on our system, those providers will be regulated by the FCC;


3 . material terms of and/or expiration of material labor contracts or patents, trademarks, licenses, franchises, concessions or royalty agreements:


none;


4 . unusual competitive conditions in the industry, cyclicality of the industry and anticipated raw material or energy shortages to the extent management may not be able to secure a continuing source of supply:


        none.


I. The issuers plan of operation for the twelve months following the commencement of the proposed offering:


Proceeds will be utilized, immediately, to achieve full implementation of the projects. All planning is in place, and there is, thus, nothing else to do other than proceed to installation and activation;


J . Proceeds from the offering to project cash requirements and whether, in the next six months, it will be necessary to raise additional funds:


Proceeds will be utilized in strict accordance with budget calculations and for install and activation.






30


Accordingly, as the budget may be measured by the amount of any proceeds at any one given time, and then the project sector may be scaled accordingly, there would be no need to raise additional funds for that sector.


For example, if the project raises an initial $600,000.00, then that amount would go towards the installation of one of the big sending radios, and 80 receiving radios in homes or offices. The only reason that the full 80 may not be installed at the outset would be the result of needing a higher capacity hardware install at the peering point. As these costs are generally known, and may be calculated, in fact, whether such additional capacity will be needed at any given sector would not be known until the install begins.


For example, a base station location that otherwise qualifies for the sending radio, on that has height and electricity and is not in an FCC-prohibited flight path, among other factors, may not have an Internet connection, or may have one, but the hardware is not sufficient to be able to handle the bandwidth that is needed. In this scenario, we would look for such a co-location, which would be nearby, and would make contract arrangements to put a sending radio onto that co-location area, to send the signal to the base station, where the 80-account radio will be mounted.


All such calculations and variations of this theme have long been worked out, and are overcome at a price/budget point that would allow for the 80 customer accounts to be placed on the big radio.


In terms of scaling, thus, if $6,000,000.00 were achieved, for example, the number of pieces of hardware would simply be multiplied to accommodate that funding award, and so forth.


K . Any engineering, management or similar reports which have been prepared or provided for external use by the issuer or by a principal underwriter:


None.




31
        L . Segment Data:


None required.


VI.


ITEM 5. DESCRIPTION OF PROPERTY


The location and general character of the principal plants, and other materially important physical properties of the issuer and its subsidiaries. If any such property is not held in fee or is held subject to any major encumbrance, so state and briefly describe how held:


To the greatest extent possible, the Issuer seeks to avoid owning any property in fee simple. Such expenses, often promoted by vendors of such components as cell. towers, have resulted, historically, in both unnecessary and unsustainable, and therefore, unprofitable results.


By contrast, the projects specifically seek a light footprint, wherever possible, to utilize existing assets of others, in order to create the kit system that is the successful business plan.


Put another way, the era of cable is coming to my farm any time now, has largely ended. Further, the era of cell. towers for rural areas, has also largely ended. Those two self-limiting sectors never adjusted their business models to suit the needs of rural America, and have, accordingly, and for good and sound business reasons limited to their narrow function, abandoned the rural sector.


This being said, the projects absolutely will rely on both fiber and cell towers as crucial location, or co-location peering points and thus, among the best starting points for any project is the location where the last fiber strand ends, or where the last cell. tower stands.


In this regard, the projects will make every effort to avoid the ownership of property, because, those sectors already own their own assets. Where the base stations are needed, long term rental contracts with building owners, or silo owners, or others, will be made.
32
VII.


ITEM 6 . DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES






                A . DIRECTORS


                        Tony Ramos, Chair
                        Age: 62
                        Term of Service in Office: 3 years
                        Procedure for selection: board vote


                        David J. Karre, M.L.S., Vice Chair
                        Age: 68
                        Term of Service in Office: 3 years
                        Procedure for selection: board vote




                        Thomas A. Burke, Esquire, Voting member
                        Age: 56
                        Term of Service in Office: 1st term started January,
2017
                        Procedure for selection: board vote




Greg Ramos, Voting member
Age: 60
Term of Service in Office: 1st term started January, 2017
                        Procedure for selection: board vote




Rick Ench, Voting member
Age: 67
Term of Service in Office: 1st term started January, 2017
                        Procedure for selection: board vote




33
                B . EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES


                        Tony Ramos, President


David J. Karre, M.B.A.,M.L.S., Vice President


Thomas A. Burke, Esquire, Secretary


Greg Ramos, Treasurer




                C . FAMILY MEMBERS


There are no officers, directors or significant employees who have family members in any such corresponding position, or who have any controlling voting interest over such persons. Greg Ramos is the brother of Tony Ramos. The two do not share the same house, or live in the same State.


                D . BUSINESS EXPERIENCE


Experience and principal occupations, employment and business experience:


                Tony Ramos


Founding concept company and current company president, 2009. Leader. Third generation self-made entrepreneur. Member of the elite professional political sector in Washington, D.C. of originators of Congressional legislation. Veteran fundraiser. Member of the elite professional political sector in Washington, D.C., of originators of significant political policy/action campaigns. Writer and Issuer of JOBS Act offerings, filings and shares.




34




                David J. Karre, M.B.A., M.L.S.


Company pioneer. Founding member, 2009. Leader. Former Chief Executive Officer of large, rural library system in New York, 42 libraries. Project organizer and leader for rural city sidewalk Internet company projects. Highly experienced local, State and Federal lobbyist. Veteran fundraiser. Master of Business Administration and Master of Library Science degrees.


Thomas Burke is an attorney who has recovered more than $10 million in rural broadband technology grants related to the medical industry.


Greg Ramos retired from the United States Army, after 25 years, and has significant experience with large-scale project planning in implementation.


Rick Ench has recovered many millions of dollars in Federal grants for Tribal Nations, and is one of the foremost experts in the field of government procurement for tribal lands improvements. He secured federal funds for a large broadband/radio antenna on tribal lands in our WGR project area.






E . Involvement in certain legal proceedings






        1 . Bankruptcy or State insolvency:


None;


        2 . Criminal proceedings:


None.






35


VII.


ITEM 7 . REMUNERATION OF DIRECTORS AND OFFICERS


A . Annual remuneration:


None.


B . Proposed remuneration payments:


Until funding is achieved, the Board has forgone consideration of this issue. As members are financially self-sustaining, the position of the Board has been that the project comes first, and any remuneration later.






IX.


ITEM 8. SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS






A . Voting securities and principal holders thereof:


                        1 . by the three highest paid persons who are are officers and directors of the Issuer:


as discussed above, there is no current remuneration for any officers and directors;












36
2 . all officers as a group:


same as above;


3 . each shareholder who owns more than 10% of any class of the issuers securities, including those shares subject to outstanding options:


same as above;


                B . Table of ownership:


1 . Pre-offering shares:


There were no pre-offering shares in this offering. All shares had been already provided, and all were provided to either the founders and/or to persons who donated their time to the project companies.


2 . Control votes:


There are no persons who hold or share any voting power either pre-offering, or post-offering;


3 . 10% voting shares:


There are no persons who hold shares or the power to vote shares of 10% or more of any shares other than direct owners of those shares.




C . Non-voting securities and principal holders thereof:


All shares are common/voting shares;








37
D . Options, warrants, and rights:


None.


E . List all parents of the issuer, showing the basis of control and as to each parent the percentage of voting securities owned or other basis of control by its immediate parent, if any:


                1 . Parent:


Rural Broadband Company, Inc.;


                2 . Basis of control:


majority ownership of shares;


                3 . Percentage of shares:


55%




X.


ITEM 9 . INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS


Brief description of any transactions during the previous two years or any presently proposed transactions, to which the issuer or any of its subsidiaries was or is to be a party, in which any of the following persons had or is to have a direct or indirect material interest, naming such person and stating his relationship to the issuer, the nature of his interest in the transaction and, where practicable, the amount of such interest:


A . Any director or officer of the issuer:


with the exception of ownership of shares, and serving as officers and directors, none;


38
B . Any nominee for election as a director:


none;


C . Any principal securityholder named in answer to Item 8 A., above:


none;


D . If the issuer was incorporated or organized within the past three years, any promoter of the issuer:


The Issuers representative, Tony Ramos, is also the Issuer of JOBS Act/Rule 506 securities, and notice of same was filed by the uploading of Form Regulation D onto EDGAR upon the opening of that opportunity, in September, 2013;


E . Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of the issuer:


none;


F . Material transactions involving bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services:


The company has opened an escrow account with a community bank.


With the exception of the Issuers representative, Mr. Ramos, there is no registrar for any such material transactions.












39


There is no trustee under a trust indenture, or any other material transactions.


There are no further similar services.


G . Material transactions or a series of similar transactions, including all periodic installments in the case of any lease or other agreement providing for periodic payments or installments that does not exceed $50,000:


none;


H . Where the interest of the specified person arises solely from the ownership of securities of the issuer and the specified person receives no extra or special benefit not shared on a pro-rata basis by all of the holders of securities of the class:


none other than as to ownership of the shares and voting rights equal to all shareholders;


I . Material indirect relationships:


1 . from such persons position as a director of another corporation or organization (other than a partnership) which is a party to the transaction:


none;


2. from the direct or indirect ownership by such person and all other persons specified in subparagraphs (1) through (5) above, in the aggregate, of less than a 10 percent equity interest in another person (other than a partnership) which is a party to the transaction:


none;




40
3 . where the interest of such person arises solely from the holding of an equity interest (including a limited partnership interest but excluding a general partnership interest) or a creditor interest in another person which is a party to the transaction with the issuer or any of its subsidiaries and the transaction is not material to such other person:


none;


4 . material underwriting discounts and commissions upon the sale of securities by the issuer where any of the specified persons was or is to be a principal underwriter or is a controlling person, or member, of a firm which was or is to be a principal underwriter:


none, however, as amended Regulation A is a new industry, the Issuer has yet been able to locate any such persons or companies who are taking such business.


This said, the Issuer fully intends to engage such persons, once they begin to enter into this sector, and will, therefore, amend this subsection accordingly, or, if required by the rules, withdraw this Regulation A filing and file a new one;


5 . as to any transaction involving the purchase or sale of assets by or to any issuer or any subsidiary, otherwise than in the ordinary course of business, state the cost of the assets to the purchaser and, if acquired by the seller within two years prior to the transaction, the cost thereof to the seller:


none;












41
6 . material transactions which involve remuneration from the issuer or its subsidiaries, directly or indirectly, to any of the specified persons for services in any capacity unless the interest of such persons arises solely from the ownership individually and in the aggregate of less than 10 percent of any class of equity securities of another corporation furnishing the services to the issuer or its subsidiaries:


none.


XI.


ITEM 10 . SECURITIES BEING OFFERED






A . Capital stock:


l . title of class:


common;


2 . dividend rights:


common to all;


3 . voting rights:


common to all;














42


4 . liquidation rights:


common to all, subject to JOBS Act SEC rules on one-year resale restriction;


5 . preemptive rights:


none;


6 . conversion rights:


subject to JOBS Act SEC rules;


7. redemption provisions:


to company treasury only, and only upon approval of the board;


8 . sinking fund provisions:


none;


9 . liability to further calls or to assessment by the issuer:


none;



B . debt securities are being offered:


none;




C . warrants, rights, or convertible securities:


None;






43
D . Balance sheet:


Assets


Current Assets[20]                        2015                        2016
          To Current


Cash                                0                        0                0


Accounts
receivable                        0                        0                0


Inventory[21]                        0                        0
0


Prepaid
expenses[22]                        0                        0                0


Short-term                        0                        0                0
investments


Total current assets                        0                        0
      0






44












                                        2015                        2016
        To Current


Fixed (long-term) Assets


        Long-term
        investments                        0                        0
     0


        Property,
        plant & equipment
        (less accumulated
        depreciation)[23]                0                        0
   0


        Intangible assets                0                        0
   0


Total fixed assets                        0                        0
    0


Other Assets


        Deferred income                0                        0
 0

Other                                0                        0
0


Total Other Assets                        0                        0
    0




Total Assets                                0                        0
      0








45






                                                2015                2016
        To Current
Liabilities & Owners Equity


Current Liabilities


        Accounts payable[24]                        0                0
      0


        Short-term loans                        0                0
  0


        Income taxes payable                0                0                0


        Accrued salaries & wages                0                0
  0


        Unearned income                        0                0
 0


        Current portion of
        long-term debt                        0                0
0


Total current liabilities                        0                0
   0


Long-term Liabilities


        Long-term debt                        0                0
0


        Deferred income
        tax                                        0                0
     0










46


                                        2015                        2016
        To Current

Other                                        0                        0
       0


Total long-term liabilities                0                        0
     0





Owners[25] Equity


        Owners investment[26]        0                        0
0


        Retained earnings                0                        0
   0


        Other                                0                        0
       0


Total owners equity                        0                        0
     0


Total Liabilities &
Owners Equity                        0                        0
0




E . Statements of income, cash flows, and other stockholder equity:


none;


F . Financial Statements of Businesses Acquired or to be Acquired:


not applicable;








47
G . Pro Forma Financial Information:


none.


XII .


ITEM 11. THIRD-PARTY SELLERS


        As this offering is not yet qualified as of the date of filing, there are no third-party sellers.






XIII.


ITEM 12. - COMPLIANCE - FOREIGN INVESTMENT AND NATIONAL SECURITY ACT OF 2007


All foreign investors shall make a nominal initial deposit into the Company. Such deposit must be made from the institution which will provide any investment funds, must show the name of the investing company, and the full contact information of the sender must be provided.


Upon receipt of such nominal deposit, the company will request a pre-qualification review from the Committee on Foreign Investment in the United States - Office of Investment Security, U.S. Department of Treasury, in compliance with the Foreign Investment and National Security Act of 2007.


No investor contracts shall be concluded until such time as the nominal deposit has been cleared, the above-mentioned due diligence information provided, and an advisory from the Treasury Department obtained.












48


XIV.


 ITEM 13.


ANTI-MONEY LAUNDERING &
REPORTING OF SUSPICIOUS ACTIVITY


The SEC has provided guidance with respect to companies protecting themselves from money laundering and other suspicious activities by investors.[27]


Further, our companies wish to take further precautions on behalf of our escrow agents.


This being said, the various protecting legislation, rules and guidelines do not apply specifically to issuing companies. Our companies, therefore, here, give notice of voluntary compliance and adherence to such legislation, rules and guidelines.


To this end, investors are advised that, for all investments of three thousand dollars ($3,000.00) or more, a nominal deposit into the company account will be required, if being made electronically, prior to the acceptance of any investor funds into escrow.


For all investments of of three thousand dollars ($3,000.00) or more, in the form of a paper instrument, the name and full address of the investor must appear on the instrument, and a pdf. copy must be provided to the company before being sent to the escrow agent.


Pursuant to all escrow agreements currently in effect with the companies, the escrow agent shall have the discretion to reject any funds into escrow, or to demand further documentation in support of the funds.






49
Any information concerning investments deemed by the escrow agents to be suspicious will be turned over, on a voluntary basis, by the companies, to the appropriate law enforcement agencies shown in the SEC guidance document.




XV.




XV. ITEM 14. REQUEST FOR GEORGIA AND  SEC QUALIFICATION


Southern Tier Region Rural Broadband Company, Inc., requests qualification by the State of Georgia and by the United States Securities and Exchange Commission.






XVI .


ITEM 15. BOARD OF DIRECTORS CERTIFICATION - SIGNATURES



Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has Voting Board Member
      April 12, 2017
duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on April 12, 2017.

(Exact name of issuer as specified in its charter)


Anthony Ramos
_________________________________________________
By: President, Board Chair and Issuer's Representative










50
This offering statement has been signed by the following persons in the capacities and on the dates indicated:








        David J. Karre
By: ________________________
      Vice Chairman of the Board
       April 12, 2017






        Thomas A. Burke, Esquire
By: ________________________
      Voting Board Member
      April 12, 2017





        Greg Ramos
By: __________________
      Voting Board Member
      April 12, 2017




        Rick Ench
By: __________________
      Voting Board Member
      April 12, 2017












51
________________
[1] All amendments made for purposes of qualification by Georgia Securities and Charities Division and the SEC.
[2] Expenses of this Offering Circular are borne exclusively by the Issuer.
[3] 17 CFR 230.253
[4] All sales by the Issuers representative to be concluded only in the State of Georgia. Sales by third-party sellers to me be made pursuant to their own registrations in the State of Georgia or other States.
[5] Subject to final price negotiation by third-party sellers.
[6] As this offering is not qualified as of the date of this submission, no third-party sellers have yet been retained.
[7] No shares offered on account of any securities holders. Proceeds are net, minus escrow fees and costs and minus third-party seller commissions, bonuses, and administrative costs.


[8] See, In Re Donald J. Trump Casino Securities Litigation - Taj Mahal Litigation, 7 F.3d 357 (3rd Cir. 1993)
[9] See, Section 3 (b) (2) (C ), SEC Rules, JOBS Act and Rule 405, SEC Rules [10] During the course of that survey period, Mr. Ramos mistakenly stated the effective date of JOBS Act/ Rule 506 in offering documents being prepared in anticipation of being offered in the State of Florida. He resolved the issue with a pledge to avoid any such misstatements in the future. The matter is reported here:http://www.flofr.com/StaticPages/documents/OFRMonthlyReport122013.pdf.
[11] Or, if required to, withdraw this one and re-file it with a secondary plan of distribution.
[12] Or, if required to, withdraw this one and re-file it with a secondary plan of distribution.
[13] See, Rules 10b-9 [17 CFR 240.10b-9] and 15c2-4 [17 CFR 240.15c2-4] under the Securities Exchange Act of 1934, as made applicable by Form 1-A.
[14] See, Section III. 3. a., Id.
[15] But see, Section III. 4. for any potential funding restrictions by any individual investors. Id.
[16] As amended, effective June 19, 2015.
[17] See, www.fcc.gov/encyclopedia/rural-broadband-experiments


[18] Rural Broadband Company, Inc.
[19] A useful analogy is with the earlier implementation of rural electrification in the United States.
[20] The company was formed specifically to comply with both pre and post-JOBS Act requirements for Rule 506.
[21] The company does not sell product, and thus would have no inventory.
[22] Prior to the formation of the company, so as to comply with JOBS Act requirements, the project area that encopasses the companys reach, together with other project areas, to include other applicant companies, did achieve significant prepaid expense funding relative to the applications for stimulus funding. All of this funding activity pre-dated JOBS Act, and occurred largely in the years 2009-2010. That original funding allowed for the initial development of the companys project area and initial design.
[23] The company will make every effort to avoid owning property, such as land sites for cell. towers, or buildings for base stations. Such property has been shown to be of a loss nature for such projects, and, in addition, there is already a well-developed industry for the cellular tower sector that makes the ownership of property for the projects largely unnecessary. Further, plant and equipment, for the most part, will be owned by either the original equipment manufacturer and/or the distributor, and leased to the company.
[24] There are no accounts payable by the company. In the near future, however, consistent with its corporate structure, the parent company will expend funds to prepay for certain GIS mapping of one of the project areas within the company. This project area will serve as the first defined area for funding for Regulation A investors, upon approval of the Regulation A application.
[25] To the extent that this term describes the company. This as opposed to shares owned by individuals.
[26] To say again, the project area did benefit from prepaid expense funding that was provided in the beginning years for stimulus funding grant applications.
[27]
https://drive.google.com/file/d/0BxfFvX3PZFjzTHNnWC12MENNT3c/view?usp=sharing